UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2015

MOJO ORGANICS, INC.

(Exact name of registrant as specified in its charter)

 (Former Name of Registrant)

Delaware	000-55269	26-0884348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hudson Street, 21st Floor

Jersey City, New Jersey  07302

(Address of principal executive offices) (zip code)

(201) 633-6519

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On August 19, 2015 MOJO Organics, Inc. (the “Company”) entered and closed a subscription agreement with Wyatts Torch Equity Partners, LP (“Wyatts”). Peter Spinner, the Chief Operating Officer and a director of the Company, is the Managing Member of Wyatts. Wyatts purchased 750,000 shares of the Company’s common stock for an aggregate purchase price of $150,000, together with a common stock purchase warrant to acquire an aggregate of 1,500,000 shares of common stock at $0.40 per share for a period of five years.

The above securities were offered and sold to Wyatts in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Securities Act”) and/or Rule 506 promulgated under the Securities Act. Wyatts is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act.

In addition, On August 19, 2015, Richard Seet resigned as a director of the Company.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
4.1 4.2	Form of Subscription Agreement by and between MOJO Organics, Inc. and Wyatts Torch Equity Partners, LP Form of Warrant issued to Wyatts Torch Equity Partners, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOJO ORGANICS, INC.

Date: August 25, 2015	By:	/s/ Glenn Simpson
Glenn Simpson
Chief Executive Officer